Exhibit 99.1

Investor Presentation

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about NationsHealth. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth's business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of medical products and pharmacy benefits; timing and market acceptance of new products sold by NationsHealth; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in NationsHealth's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth assumes no obligation to update the information contained in this presentation.

We aggregate the lives of Medicare and Managed Care patients Direct to consumer advertising --- our Medicare business Managed Care relationships Retail pharmacy relationships We supply our patients with Diabetes, respiratory and ostomy supplies A discount prescription card accepted at over 48,000 pharmacies Oxygen, specialty pharmaceuticals and other products are intended to be added Our patients represent a recurring stream of income The Business of NationsHealth

MEDICARE BUSINESS

Aggregate Medicare patients and build a database capturing their specific disease states Approximately 1.5 million Medicare patients to date Deliver medical products and medications directly to patients' homes Multiple reorders per year Long-term recurring stream of revenues from each patient Assume Medicare reimbursement for our patients to reduce their out of pocket costs Our Core Business Medicare Business

Oct. Nov. Dec. Jan. Feb. Mar. April May June July Aug. Sept. Oct. Nov. Dec. Jan. Feb. Mar. Apr May Jun Jul Aug Sept. Oct. East 0.15 0.18 0.2 0.24 0.28 0.32 0.36 0.39 0.44 0.51 0.58 0.66 0.75 0.86 0.97 1.1 1.3 1.5 1.6 1.6 1.6 1.6 1.7 1.8 1.9 0.1 0.17 0.2 0.21 0.22 0.23 Rapidly Growing Managed Lives Database (Millions) NH Card PD Medicare Card 2003 2002 2004 Medicare Business

We sell products to approximately: 75,000 diabetes patients 25,000 respiratory patients 1,000 ostomy patients We bill Medicare Part B for 80% of payment Patient or secondary insurance responsible for 20% co-pay Current Database Offerings Medicare Business

Oct. Nov. Dec. Jan. Feb. Mar. April May June July Aug. Sept. Oct. Nov. Dec. Jan. Feb. Mar. Apr. May Jun. Jul. Aug. Sept. Oct. East 110 1165 2402 3454 4244 5367 6657 8116 9459 10871 12660 15153 18141 21752 25402 30392 35912 43485 51849 57331 63469 66445 67116 69448 74243 Diabetes Patients 2003 2002 2004 Medicare Business

Oct. Nov. Dec. Jan. Feb. Mar. April May June July Aug. Sept. Oct. Nov. Dec. Jan. Feb. Mar. Apr. May June. Jul. Aug. Sept. Oct. East 27 508 833 1126 1517 1883 2445 2942 3620 4295 5068 6337 7798 9416 11142 12737 14397 16665 18753 20196 22057 23322 23243 23448 24711 Respiratory Patients 2003 2002 2004 Medicare Business

Oct. Nov. Dec. Jan. Feb. Mar. April May June July Aug. Sept. Oct. Nov. Dec. Jan. Feb. Mar. Apr. May June. Jul. Aug. Sept. Oct. East 0 0 0 0 0 0 0 0 0 0 0 0 0 5 104 197 283 429 558 649 755 843 886 896 902 Ostomy Patients 2003 2002 2004 Medicare Business

Key Business Metrics Patients Acquired Per Patient Acquisition Cost Patient Acquisition Costs (advertising, call center and fulfillment) $100,000 Diabetes patients 365 Respiratory patients 170 $180 Ostomy patients 25 Direct to Consumer Patient Acquisition Costs Medicare Business

Key Business Metrics Diabetes Respiratory Ostomy Totals Annual Revenue per Patient $530 $2,280* $1,000 Total Patients 365 170 25 Total Revenues $193,500 $387,600 $25,000 $606,100 COGS 200,100 Gross Profit $406,000 Patient Economics (per $100,000 PAC) PAC is a one time expense. Revenue and gross profit are recurring streams Medicare Business * New Medicare reimbursement guidelines will significantly reduce respiratory revenue in 2005

Utilize Database for Other Initiatives Qualified Leads per $100,000 PAC 1,200 900 80 300 2,000 50 135 20 70 Medical Products Currently Supplied Potential Future Services Diabetes Respiratory Ostomy Oxygen Arthritis IVIG Cancer Transplant MS ? Medicare Business

MANAGED CARE BUSINESS

We offer direct home delivery of medical supplies to managed care providers' members Medicare supplemental Commercial insurance / Medicare HMO's Our first partnership is with WellPoint Health Networks, Inc. (NYSE: WLP) We are the preferred provider of medical supplies to 5 of its managed care programs We also market PrecisionDiscounts, a joint Medicare approved discount drug card We are actively seeking to expand the number of managed care programs we serve (WellPoint and others) Our Managed Care Business Managed Care Business

An Example of our MedSup Business - Blue Cross Blue Shield Georgia Managed Care Business WellPoint provides us with a list of all of its BCBS Georgia MedSup patients --- 60,000 members BCBS Georgia sends a direct mailing informing the plan members of our services and status as BCBS Georgia's preferred supplier We enroll the plan members as they respond to the mailings On average, 20% of plan members will be eligible to receive some of our products Percent will increase as we expand product offerings

Medicare Supplement Business - Key Business Metrics Managed Care Business Low patient acquisition costs Low bad debt Gross margins similar to core Medicare business

HMO's/Commercial Insurance First program underway with Oklahoma Community Care --- 350,000 members We benefit by growing our business with a diversified, larger pool of qualified patients Economic Characteristics Low patient acquisition cost Low bad debt Lower gross margins than MedSup business Managed Care Business

RETAIL BUSINESS

In-store diabetes supply program serving Medicare enrollees Customers purchase supplies from local pharmacies and are responsible only for co-pay Retailer benefits by: Maintaining store traffic Maintaining some margin on diabetes product Eliminating Medicare paper work We have lower patient acquisition costs, but lower gross margins than our core Medicare business The Retail Program Retail Business

Kmart - Our First Retail Program Retail Business May June. Jul. Aug. Sept. Oct. East 90 955 2319 3444 4108 4947 Approximately 5,000 new patients since inception in May 2004

Increase product offerings Respiratory Specialty pharmaceuticals Oxygen Oncology Increase promotion of Kmart program Television, radio, print ads Expand to other retailers Will benefit economically from lower start-up costs (start-up costs from Kmart can be leveraged) Retail Program Growth Strategy Retail Business

Financial Overview Financial Information Contained in Form 10QSB

Growing and proprietary patient database Growing base of recurring revenue Multiple growth opportunities Outlook